EXHIBIT 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
GST Telecommunications, Inc.:


We consent to the use of our report included herein dated November 22, 1996 in the Registration Statement on Form S-3, dated December 13, 1996, of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                                       KPMG PEAT MARWICK LLP


Portland, Oregon
December 13, 1996